UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52651	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2015, The ONE Group Hospitality, Inc. (the “Company”) and certain of its subsidiaries entered into the Second Amendment (the “Amendment”) to that certain Asset Purchase Agreement, dated as of July 9, 2015, with SBEEG Holdings, LLC (“SBEEG”), the holding company of the SLS, Redbury and Hyde hotel brands, and certain of SBEEG’s affiliates (the “Agreement”), pursuant to which the parties agreed to extend the date after which a party has a unilateral right to terminate the Agreement if there has been no closing (if such party’s failure to fulfill any obligation under the Agreement has not resulted in the failure to close) from September 30, 2015 to October 21, 2015.

Except as expressly amended by the Amendment, all other terms and provisions of the Asset Purchase Agreement continue in full force and effect.

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment which is attached as exhibit 2.1 to this Current Report on Form 8-K, which is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Second Amendment to Asset Purchase Agreement, dated as of September 30, 2015, among the Company, Wasabi Holdings, LLC, SBEEG Holdings, LLC, SBE Restaurant Group, LLC, SBE/KATSUYA Middle East, LLC, and SBE Licensing, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2015	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Samuel Goldfinger
	Name:	Samuel Goldfinger
	Title:	Chief Financial Officer